Exhibit 99.1

CH2M reports results for the first quarter of April 29, 2016 To access our SEC filings click here 2016 EPS per diluted common share Contracted GM from new wins • Revenue up 6% to $1.34 billion on organic growth • Net income at $25 million; $0.74 per diluted common share • Contracted gross margin from new wins grows by 25 percent • Quarter-end backlog at $9.7 billion Revenue Net Income Backlog 0.74 9.7B 6 25 25M DENVER, Colo.: CH2M today reported first-quarter results marking modest year-over-year increases in revenue and net income driven by organic growth, and a 25 percent increase in contracted gross margin from new wins. compared with $23 million in net income, or $0.86 per diluted common share, on $1.26 billion in revenue a year ago. A multi-year nuclear consulting joint venture project contributed most significantly to organic revenue growth, while key variables in the income comparison for the first quarter included business mix and a discrete tax event. We’re executing our client-centric strategy for greater efficiencies and focusing on growing markets where we have a leadership position. As a result, we’re winning renewals and capturing attractive new opportunities on pace to sustain profitable growth and long-term value for everyone we serve.” — Chairman and CEO Jacqueline C. Hinman The company earned $25 million in net income, or $0.74 per diluted common share, on $1.34 billion in revenue in the first quarter, Hinman noted that CH2M continued to perform at a higher level in the first quarter, which typically marks the low point of the firm’s fiscal year. Strong sales in on-trend markets increased contracted gross margin from new wins by 25 percent during the quarter. Gross revenue backlog of $9.7 billion at quarter-end rose from $8.0 billion a year ago, reducing the $10.3 billion in backlog at year-end as work moved to revenue. The company used $19.3 million in cash from operations during the quarter, compared with $41 million generated last year. Incentive compensation paid on 2015 performance in the first quarter of 2016 made the primary difference, since no incentive compensation was paid on 2014 results in the first quarter of 2015. 1 CH2M First Quarter 2016 Earnings Report Consolidated Income Statements CH2M and subsidiaries, unaudited (Dollars in thousands, except per share data) Gross revenue Three Months Ended March 25, 2016March 27, 2015 $1,343,408$1,263,986 Equity in earnings of joint ventures and affiliated companies9,053 11,350 Operating expenses: Direct cost of services (1,080,320)(1,002,449) Selling, general and administrative (231,275) (232,022) Operating income 40,866 40,865 Other income (expense): Interest income 60 41 Interest expense(3,267) (3,896) Income before provision for income taxes 37,659 37, 010 Provision for income taxes (13,935) (9,505) Net income23,72427,505 Less: loss (income) attributable to noncontrolling interests855 Net income attributable to CH2M$24,579 Net income attributable to CH2M per common share: Basic$0.74 Diluted$0.74 Weighted average number of common shares: (4,007) $ 23,498 $0.86 $0.86 Basic26,305,098 Diluted26,506,923 27,363,496 27,385,943

Business segments realigned

CH2M simplified its business from five to four ongoing segments during the quarter to improve operating efficiencies and growth synergies among key clients and market sectors.

The firm integrated its former, standalone Industrial and Urban Environments segment, aligning its urban and sports-related business with other municipal infrastructure services in the Water segment, while combining its industrial and advanced technology business with the previously named Oil, Gas and Chemicals segment to form the Energy and Industrial segment.

As a result of this change, CH2M's four business groups include:

- Environment and Nuclear
- Transportation
- Water
- Energy and Industrial

CH2M will continue to report Power Engineer-Procure-Construct (EPC) results separately while continuing the process of exiting the fixed-price power EPC business. Prior-year revenue and income for the four segments has been revised for consistent comparison with the current-year presentation.

Business segments: operating results

CH2M's Environment and Nuclear segment posted $503 million in revenue for the first quarter of 2016, up 40 percent from the prior year, while operating income grew five percent, to $18.2 million. The improvement primarily reflects the ramp-up of a major nuclear consulting joint-venture project commenced at the end of 2015.

Revenue in the Water segment declined 11 percent to $297 million in the quarter, as work neared completion for two facility projects in the U.S. and program management work in the Middle East. Economic challenges in Puerto Rico and reduced activity associated with oil and gas operations further hindered revenue, while operating income fell two percent to $19.8 million. Efficiencies from the firm's 2014 restructuring plan, substantially completed in 2015, partially offset the operating income decline.

The Transportation segment posted first-quarter revenue of $246 million, up four percent, with operating income of $3.1 million, up $9.2 million from the prior year's $6.1 million loss primarily associated with a fixed-price project.

First-quarter revenue in the Energy and Industrial segment fell 20 percent to $241 million, and operating income declined to $0.5 million, reflecting the effects of reduced volumes, concessions and production suspensions in the oil and gas industry.

The Power EPC business increased revenue to $56 million and recorded a first-quarter operating loss of $0.7 million due to an increase in construction activities on the completion of an existing fixed-price EPC project as we progress with the exit strategy for this business.

Business Segment Financial Review

CH2M and subsidiaries, unaudited

(Dollars in thousands)

	Three Months Ended			
	March 25, 2016		March 27, 2015	
	Gross Revenue	Operating Income (Loss)	Gross Revenue	Operating Income (Loss)
Energy and Industrial	$ 240,641	$ 461	$ 299,053	$ 8,711
Environment and Nuclear	503,365	18,197	358,960	17,281
Transportation	245,763	3,115	235,400	(6,117)
Water	297,241	19,773	334,942	20,096
Power EPC	56,398	(680)	35,631	894
Total	$ 1,343,408	$ 40,866	$ 1,263,986	$ 40,865

2 CH2M First Quarter 2016 Earnings Report

First-quarter highlights CH2M noted a number of new contract wins executing its client-centric strategy focused on growing, megatrend markets during the quarter, including: Strong spending on transportation infrastructure • A CH2M-led joint venture was selected by HS2 Limited as the engineering delivery partner for the new 225km high-speed rail line between London and Birmingham. • CH2M was among partners chosen to work with Heathrow Airport Limited providing program, technical delivery services and associated infrastructure for a third runway planned at the United Kingdom’s busiest airport, pending further study of environmental impacts by the UK Government. • The Metropolitan Washington Airports Authority selected CH2M to lead the airfield pavement rehabilitation and geometric improvements design contract at Ronald Reagan Washington National Airport. • The Virginia Department of Transportation awarded a general engineering consulting services contract to a CH2M-led joint venture for its seven-year Transform 66 megaproject. • Metrolinx, an agency of the Government of Ontario, selected CH2M to provide program management services for its Next Wave Rapid Transit Projects, which will extend transit service to neighboring municipalities and regional areas outside the City of Toronto. • DP World—a leading enabler of global trade operating marine and inland terminals on six continents—selected CH2M to provide design review and site supervision services in support of civil, mechanical and electrical works for the new Container Terminal 4 at Jebel Ali Port in Dubai. • The Colorado Department of Transportation selected CH2M as prime consultant to lead Colorado’s Road Usage Charge Pilot Research Study. Water management and replenishment • The Miami-Dade County Water and Sewer Department awarded a six-year, $8.8 million contract to CH2M for renewal and rehabilitation engineering of its South District Wastewater Treatment Plant. • CH2M won a contract delivering environmental and water expertise to operate water treatment plants providing ultra-pure water critical to the production processes of the client’s industrial facility in Kansas City, Missouri. Nuclear decommissioning and environmental improvement • CH2M is among Cavendish Dounreay consortium partners picked to manage decommissioning and environmental improvements for Europe’s most complex nuclear site closure in Scotland. • The U.S. Department of Energy (DOE) named CH2M as a pre-selected subcontractor to support the cleanup of the Idaho Site, as part of the five-year Idaho Cleanup Project Core Contract. • CH2M won additional work as prime contractor for cleanup and remediation of the DOE’s Central Plateau Hanford Site. • Freeport-McMoRan awarded CH2M a continuation contract for site investigation, closure planning and implementation of mine claims on non-tribal federal lands as part of the Four Corners Federal Lands program in the Southwestern U.S. Smart technologies and services for development • A major semiconductor manufacturer awarded $8 million in additional scope to CH2M for ongoing services at one of its largest U.S. manufacturing campuses. • The National Science Foundation awarded a contract for CH2M-led Arctic Research Support and Logistics Services (ARSLS) supporting scientific field research and logistics services, with eight-year potential totaling $28.3 million. • CH2M was selected to negotiate a single-award, five-year, $15 million contract as part of a joint venture to provide architecture and engineering design services for the Naval Facilities Engineering Command (NAVFAC) administrative centers worldwide. 3 CH2M First Quarter 2016 Earnings Report

Apollo investment Subsequent to the first quarter, CH2M sold and issued a second portion of Series A Preferred Stock to Apollo, the firm’s preferred private-equity investor, pursuant to its Subscription Agreement. The April 11, 2016 transaction totaled 1,607,200 shares at a price of $62.22 per share, for an aggregate purchase of approximately $100.0 million in private equity. Outlook CH2M continues to expect revenue and earnings growth in 2016 building on solid results the firm achieved in 2015. Selected Balance Sheet Items CH2M and subsidiaries, unaudited (Dollars in thousands) Selected Items Summarizing Cash Flows CH2M and subsidiaries, unaudited (Dollars in thousands) Three Months Ended March 25, 2016 December 25, 2015 March 25, 2016 March 27, 2015 Cash and cash equivalents $ 199,660 $ 197,021 Net income $ 23,724 $ 27,505 Total current assets 1,598,183 1,671,191 Total assets 2,799,141 2,861,299 Change in operating assets and liabilities (43,025) 13,479 Short-term debt 1,883 2,069 Net cash (used in) provided by operating (19,301) 40,984 Total current liabilities 1,336,788 1,476,325 Net cash (used in) provided by investing activities (42,078) 2,997 Long-term debt 383,340 299,593 Net cash provided by (used in) financing activities 65,898 (28,170) Total liabilities 2,403,329 2,483,968 Effect of exchange rate changes to cash (1,880) (12,949) Shareholders' equity 395,812 377,331 Increase in cash and cash equivalents 2,639 2,862 Cash and cash equivalents, beginning of period 197,021 131,477 Cash and cash equivalents, end of period 199,660 134,339 4 CH2M First Quarter 2016 Earnings Report

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

CH2M and subsidiaries

(Dollars in millions, except per share amounts)

To supplement our consolidated financial statements, which are presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of net income attributable to CH2M and net income per diluted common share attributable to CH2M adjusted to exclude or deduct certain costs, charges or expenses. CH2M management believes these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. CH2M management also believes that these non-GAAP financial measures enhance the ability of investors to analyze CH2M's business trends and to understand CH2M's performance. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

	Quarter Ended March 25, 2016		
	As Reported	**Adjustment (A)**	**Non-GAAP**
Revenue	$ 1,343	$ (56)	$ 1,287
Net income attributable to CH2M	$ 25	$ (1)	$ 24
Net income per diluted common share	$ 0.74	$ (0.03)	$ 0.71

(A) Adjustments relate to 1) revenue from our Power EPC business of $56 million, and 2) after-tax income from our Power EPC business of $1 million (or $0.03 per diluted common share).

	Quarter Ended March 27, 2015		
	As Reported	**Adjustment (A)**	**Non-GAAP**
Revenue	$ 1,264	$ (36)	$ 1,228
Net income attributable to CH2M	$ 23	$ 7	$ 30
Net income per diluted common share	$ 0.86	$ 0.22	$ 1.08

(A) Adjustments relate to 1) revenue from our Power EPC business of $36 million, and 2) costs incurred in connection with activities resulting from our restructuring plan announced in the third quarter of 2014 and include after-tax restructuring charges of $6 million (or $0.20 per diluted common share); and after-tax losses from our Power EPC business of $1 million (or $0.02 per diluted common share).

5 CH2M First Quarter 2016 Earnings Report

About CH2M CH2M is a leading professional services firm delivering sustainable solutions to clients working on the world’s most complex challenges. CH2Mers make a positive difference providing consulting, design, engineering and management solutions for vital infrastructure and resources serving diverse public-and private-sector clients. With $5.4 billion in revenue and ~22,000 people, the firm has offices in 50 countries and four business groups: water; environment and nuclear; transportation; and energy and industrial. Known for managing global events such as the Olympic Games, CH2M ranks among Ethisphere’s World’s Most Ethical Companies; number-one in environmental consulting and program management by Engineering News-Record; and among sustainability leaders by independent analyst Verdantix. CH2M in 2016 was selected to receive the World Environment Center’s Gold Medal Award for International Corporate Achievement in Sustainable Development, and in 2015, received the Stockholm International Water Institute’s highest Industry Water Award for pioneering water conservation and reuse technologies. To learn more about the CH2M difference, connect with the firm at www.ch2m.com; linkedin.com/company/ch2m; twitter.com/ch2m; facebook.com/ch2mhill; and search for jobs at ch2m.com/careers. Forward-looking Statements This report contains “forward-looking statements,” as that term is defined in U.S. Federal and certain foreign securities regulations, including information related to our anticipated future operational and financial results, business strategies, client market segment concerns, capital structure plans, and growth opportunities. Although CH2M’s management believes that its expectations are based on reasonable assumptions, these assumptions are subject to a wide range of economic, business, regulatory, technical, legal, and other unforeseen risks which may cause actual results to differ materially from those stated or implied by these forward-looking statements. This communication should be read in conjunction with all the other information included in our most current Prospectus and European Prospectus, which are filed with the U.S. Securities and Exchange Commission (SEC) and the U.K. Financial Conduct Authority (FCA), respectively, and, for our stockholders outside of the U.S. and the European Union, similar documents filed with local securities regulators, where required. You should also read our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which include a list of factors that could cause actual operational and financial results to differ from those expected. All documents required to be filed with the SEC and other regulators are available via the investor relations website at ir.ch2m.com and on the SEC’s website at www.sec.gov. Contact us Natalie Eldredge CH2M Investor Relations 9191 South Jamaica Street Englewood, CO 80112-5946 O +1 720 286 4305 Natalie.Eldredge@ch2m.com Lorrie Paul Crum CH2M Corporate Communications 9191 S. Jamaica St. Englewood, CO 80112 O +1 720 286 0255 Lorrie.Crum@ch2m.com www.ch2m.com Follow us @ch2m © 2016 CH2M HILL CH0427161121DEN